EXHIBIT 3.1

BEAR STEARNS ASSET BACKED SECURITIES I LLC,
as Company,

WELLS FARGO BANK, N.A.
as RMBS Master Servicer and Securities Administrator,

and

U.S. BANK NATIONAL ASSOCIATION,
as Grantor Trustee

_______________________

AMENDMENT NO. 1
dated as of June 5, 2006

TO THE

GRANTOR TRUST AGREEMENT
dated as of October 7, 2005

_______________________

BEAR STEARNS ASSET BACKED SECURITIES I LLC
AMERICAN HOME MORTGAGE INVESTMENT TRUST 2005-4
GRANTOR TRUST CERTIFICATES, SERIES 2005-4

AMENDMENT NO. 1 dated as of June 5, 2006, among Bear Stearns Asset Backed Securities I LLC, as company (the “Company”), Wells Fargo Bank, N.A., as RMBS master servicer (in such capacity, the “RMBS Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”), and U.S. Bank National Association, as grantor trustee (the “Grantor Trustee”), to the Grantor Trust Agreement, dated as of October 7, 2005, among the Company, the RMBS Master Servicer and Securities Administrator and the Grantor Trustee (the “Agreement”). Capitalized terms not defined herein have the meanings assigned to them in the Agreement.

1. The amendment is effected pursuant to Section 9.03 of the Agreement.

2.  Section 7.13 is hereby added to the Agreement and reads as follows:

Section 7.13 EXCHANGE ACT REPORTING

(a) The Securities Administrator and the RMBS Master Servicer shall reasonably cooperate with the Issuer and the Depositor in connection with the Trust’s satisfying the reporting requirements under the Exchange Act. The Securities Administrator shall prepare on behalf of the Trust any Forms 8-K, or other comparable Form containing the same or comparable information or other information mutually agreed upon, described below and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Commission thereunder. The Depositor shall sign (or shall cause another entity acceptable to the Commission to sign) such forms. The Securities Administrator shall file (via the Commission’s Electronic Data Gathering and Retrieval System) such forms on behalf of the Depositor or Issuer (or such other entity). The Depositor and the Issuer hereby grant to the Securities Administrator a limited power of attorney to execute any Form 8-K and file each such document on behalf of the Depositor and the Issuer. Such power of attorney shall continue until the earlier of (i) receipt by the Securities Administrator from the Depositor and the Issuer of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding anything herein or in the Indenture to the contrary, the RMBS Servicer, and not the Securities Administrator, shall be responsible for executing each Form 10-K filed on behalf of the Trust.

(b) The Depositor shall prepare and file or cause to be prepared and filed the initial current report on Form 8-K for the Issuer. Within 15 days after each Distribution Date, a Form 8-K (or other comparable form, as described above) shall be filed by the Securities Administrator with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. On or prior to January 30th of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notice relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act. Prior to (unless and until a Form 15 Suspension Notice shall have been filed) March 31st of each year (or such earlier date as may be required or permitted by the Exchange Act and the Rules and Regulations of the Commission), the Securities Administrator shall file a Form 10-K, in substance conforming to industry standards and as required by applicable law or applicable Commission staff’s interpretations. The Securities Administrator shall prepare the Form 10-K and provide the RMBS Servicer with such Form 10-K no later than March 25th of each year. The RMBS Servicer shall execute such Form 10-K and shall provide the original of such executed Form 10-K to the Securities Administrator no later than March 27th of each year. Such Form 10-K shall include as exhibits the accountant’s report, the RMBS Servicer’s annual statement of compliance and accountant’s report, each as described in the Operative Documents and the Sarbanes Oxley Certification, signed by the RMBS Servicer, in each case to the extent required and timely delivered to the Securities Administrator, and other documentation to be provided by the RMBS Servicer. If they are not so timely delivered, the Securities Administrator shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Securities Administrator. The Securities Administrator shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Securities Administrator’s inability or failure to obtain any information not resulting from its own negligence or willful misconduct.

(c) In addition, (i) the Securities Administrator shall indemnify and hold harmless the Issuer and the Depositor and their officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a failure of the Securities Administrator to deliver the certification referred to in clause (c) above, and (ii) the Securities Administrator shall indemnify and hold harmless the Issuer, the Depositor and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Securities Administrator’s obligations under this Section 7.13 or the Securities Administrator’s negligence, bad faith or willful misconduct in connection therewith.

(d) Notwithstanding any other provision of the Basic Documents, the provisions of this Section 7.13 may be amended by the RMBS Master Servicer, the Issuer, the Securities Administrator and the Indenture Trustee with the consent of the Insurer, but without the consent of the Securityholders.

[Signature Page Follows]

The undersigned have executed this Amendment of the date hereof.

BEAR STEARNS ASSET BACKED SECURITIES I LLC,
as Company

By: /s/ Baron Silverstein
Name: Baron Silverstein
Title: Vice President

WELLS FARGO BANK, N.A.
as Securities Administrator

By: /s/ Heather Clark
Name: Heather Clark
Title: Officer

U.S. BANK NATIONAL ASSOCIATION
as Grantor Trustee

By: /s/ Karen R. Beard
Name: Karen R. Beard
Title: Vice President

Solely with respect to Section 7.13,
AMERICAN HOME MORTGAGE ACCEPTANCE, INC.
as RMBS Servicer

By:  /s/ Alan B. Horn
Name:   Alan B. Horn
Title:     Executive Vice President
              General Counsel & Secretary

Acknowledged, Consented to and Agreed:

FINANCIAL GUARANTY INSURANCE COMPANY,

By: /s/ Benjamin Perlman
Name:  Benjamin Perlman
Title:    Vice President